UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2005
BEIJING MED-PHARM CORPORATION
(Exact name of registrant specified in its charter)

Delaware	000-51409	20-0434726

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

600 W. Germantown Pike, Suite 400,
Plymouth Meeting, Pennsylvania	19462

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code: (610) 940-1675
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 29, 2005, Beijing Med-Pharm Corporation (the “Company”) entered into a distributorship agreement (the “Distribution Agreement”) with Cytokine PharmaSciences, Inc. and its wholly-owned subsidiary, Controlled Therapeutics (Scotland) Limited (collectively, “Cytokine”). Under the Distribution Agreement, the Company will be responsible for the distribution in the People’s Republic of China of the vaginal inserts product known as “Cervidil”® in the US, Canada, Australia and New Zealand and “Propess®” in most other countries (the “Product”). The arrangement will take effect on the date that the Company receives an officer’s certification from Cytokine certifying, among other things, that any other distribution rights for the Product granted by Cytokine with respect to the People’s Republic of China have been effectively terminated (the “Commencement Date”). The Distribution Agreement requires Cytokine, within 20 days of the Commencement Date, to notify the relevant governmental authorities of the People’s Republic of China of, among other things, the existence and terms of the Distribution Agreement (the “Notification”).
     In consideration for the grant of exclusive distribution rights under the Distribution Agreement, the Company has agreed to pay Cytokine $500,000 within 10 days after the Company receives a certified copy of the Notification. Following the Commencement Date, the Agreement also obligates the Company to purchase at least 5,000 units of the Product in the first year. Thereafter any additional orders to be placed by the Company must be for at least 1,000 units.
     The Distribution Agreement requires Cytokine to sell to the Company, and the Company to purchase from Cytokine, such quantities of the Product as the Company will require for the marketing and sale of the Product in the People’s Republic of China, subject to certain limitations each quarter based on forecasts provided by the Company. The Company is also responsible for using commercially reasonable efforts to promote and market the Product in the People’s Republic of China. As part of the Distribution Agreement, Cytokine granted the Company an exclusive, royalty-free license to the trademarks “Propess®” and “Cervidil®” for use exclusively in connection with the Product in the People’s Republic of China during the term of the Distribution Agreement.
     The term of the Distribution Agreement is five years, subject to earlier termination by either party in the event of material breach by the other party of its obligations under the Distribution Agreement, by the Company in the event that the Commencement Date and the Notification have not occurred by December 31, 2005 and by Cytokine in the event that the Company does not meet certain minimum annual purchase requirements set forth in the Distribution Agreement during any two consecutive years. The Distribution Agreement will automatically renew for two-year terms unless earlier terminated as described above or unless either party gives notice of termination at least six months prior to the beginning of the particular renewal period.
Item 7.01 Regulation FD Disclosure.
     On August 29, 2005, the Company issued a press release announcing its Distribution Agreement with Cytokine PharmaSciences, Inc. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

99.1	Press release dated August 29, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIJING MED-PHARM CORPORATION

Date: September 2, 2005	By:	FRED M. POWELL

	Name:	Fred M. Powell
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press release dated August 29, 2005.